Exhibit 4.1

     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

     ACCORDING TO THE RESTATED CERTIFICATE OF INCORPORATION OF COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, THE SHARES OF CLASS B COMMON STOCK REPRESENTED BY THIS CERTIFICATE WILL BE AUTOMATICALLY CONVERTED INTO SHARES OF CLASS A COMMON STOCK UPON ANY TRANSFER OF SUCH SHARES OF CLASS B COMMON STOCK. CONSEQUENTLY, NO PURPORTED TRANSFEREE OF ANY SHARES OF CLASS B COMMON STOCK IS ENTITLED TO OWN OR TO BE REGISTERED AS THE RECORD HOLDER OF SUCH SHARES OF CLASS B COMMON STOCK BUT INSTEAD SHALL BE ENTITLED TO OWN AND BE REGISTERED AS THE RECORD HOLDER OF A LIKE NUMBER OF SHARES OF CLASS A COMMON STOCK. EACH HOLDER OF THIS CERTIFICATE, BY ACCEPTING THE SAME, ACCEPTS AND AGREES TO ALL OF THE FOREGOING.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	-	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY
55TH and SANSOM STREET
PHILADELPHIA, PA 19139
(215) 764-8600
SALES: R. JOHNS: 212-269-0339 X — 13
/NET/BANKNOTE/HOME 12/COGNIZANT H75226

PRODUCTION COORDINATOR: LISA MARTIN: 215-764-8625
PROOF OF JANUARY 6, 2003
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
H 75226 bk
OPERATOR:       HJ
NEW